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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in The AES Corporation's Registration Statement No's 33-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, and 333-112331, on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statement No's. 333-38924, 333-40870, 333-44698, 333-46564, 333-83767 on Form S-3/A, Registration Statement No. 333-45916 on Form S-4/A of our report dated March 11, 2004 (March 12, 2004 as to Note 23) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to certain accounting changes) appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
McLean, Virginia
March 12, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT